EXHIBIT 99.2

MAGNUS INTERNATIONAL RESOURCES INC. ANNOUNCES EXTENSION OF WARRANTS
AND PIGGYBACK WARRANTS IN PRIVATE PLACEMENT OFFERING

Las Vegas, Nevada – October 31, 2005 - Magnus International Resources Inc. ("Magnus") (“the Company”) (NASD OTC-BB: ‘MGNU’) announces, in relation to its private placement offering of units of the Company that was initially announced on the 9 January 2004, that the board of directors of the Company on October 31, 2005, have approved extending the expiry date of the $1 warrants attached to the units sold in such private placement from October 31, 2005 to January 31, 2006. Magnus’ board of directors also approved the increase of the exercise price of such $1 warrants, which is currently at US$1.075 per share, by US$0.025 each month starting on November 1, 2005.  This increase results in an exercise price of $1.10 on November 1, 2005, $1.125 on December 1, 2005, and $1.15 on January 1, 2006. The board of directors of the Company decided to extend the expiry date of such $1 warrants in order to raise additional capital for the Company’s exploration programs in China and to increase the exercise price of such warrants to encourage earlier exercise of such warrants. In addition, the board of directors of the Company has further approved extending the expiry date of the $2 piggyback warrants attached to the aforementioned private placement offering of units from January 9, 2006 to September 30, 2006.

ABOUT MAGNUS INTERNATIONAL RESOURCES, INC.

Magnus International Resources, Inc. is engaged in the acquisition, exploration and development of mineral properties, focusing primarily on gold and copper properties in China.  Magnus retains a potential 90% interest in two joint venture companies with its Chinese partner Yunnan Province Nuclear Industry Brigade 209 ("Team 209"): Yunnan Long Teng Mining Ltd. which holds the Huidong property and Yunnan Western Mining Ltd. which holds the Mangshi property.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Magnus International Resources Inc.
Investor Relations
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS THIS NEWS RELEASE MAY INCLUDE "FORWARD-LOOKING STATEMENTS" REGARDING MAGNUS INTERNATIONAL RESOURCES, INC., AND ITS SUBSIDIARIES, BUSINESS AND PROJECT PLANS. SUCH FORWARD LOOKING STATEMENTS ARE WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED BY SUCH SECTIONS. WHERE MAGNUS EXPRESSES OR IMPLIES AN EXPECTATION OR BELIEF AS TO FUTURE EVENTS OR RESULTS, SUCH EXPECTATION OR BELIEF IS BELIEVED TO HAVE A REASONABLE BASIS. HOWEVER, FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED, PROJECTED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO PRICE VOLATILITY OF GOLD AND OTHER METALS; CURRENCY FLUCTUATIONS; POLITICAL, OPERATIONAL, AND GOVERNMENTAL APPROVAL AND REGULATION RISKS IN CHINA. FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND OTHER FACTORS, PLEASE SEE "RISK FACTORS" IN OUR FORM 10-K FOR OUR MOST RECENTLY COMPLETED FISCAL YEAR, ON FILE WITH THE SEC AT WWW.SEC.GOV. THIS DOCUMENT ALSO CONTAINS INFORMATION ABOUT ADJACENT PROPERTIES ON WHICH MAGNUS HAS NO RIGHTS TO EXPLORE OR MINE. INVESTORS ARE CAUTIONED THAT MINERAL DEPOSITS ON ADJACENT PROPERTIES ARE NOT NECESSARILY INDICATIVE OF MINERAL DEPOSITS ON MAGNUS' PROPERTIES.